EXHIBIT 99.1

Veritiv Announces Fourth Quarter and

Full Year 2015 Financial Results

Reports Fiscal Year Adjusted EBITDA of $182 Million,

Basic and Diluted Earnings per Share of $1.67,

Sets Financial Guidance for Full Year 2016

ATLANTA (March 15, 2016) − Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“We are proud of our solid fourth quarter and full year 2015 results,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation. “Through hard work and a steadfast focus on our integration initiatives, we accelerated our planned synergies and exceeded our full year financial commitment to shareholders. The Veritiv team’s strong execution in 2015 kept us on track to meet our long-term financial goals and position the company for future growth. Looking ahead, we remain focused on our synergy and Adjusted EBITDA goals and committed to delivering long-term value to our shareholders.”

For the three months ended December 31, 2015, compared to the three months ended December 31, 2014:

•	Net sales were $2.2 billion, a decrease of 7.5% from the prior year. Excluding the effect of foreign currency, net sales declined 6.2% from the prior year.
•	Adjusted EBITDA was $52.3 million, an increase of 29.8% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.4%, an increase of 68 basis points from the prior year.

For the year ended December 31, 2015, compared to the year ended December 31, 2014 (on a pro forma basis):

•	Net sales were $8.7 billion, a decrease of 6.4% from the prior year. Excluding the effect of foreign currency and one less day in the first quarter of 2015, net sales declined 4.7% from the prior year.
•	Adjusted EBITDA was $182.0 million, an increase of 18.5% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.1%, an increase of 44 basis points from the prior year.

Net income, as reported for the three months ended December 31, 2015, was $10.1 million, which includes $9.0 million of integration expenses and restructuring charges. Net income, as reported for the year ended December 31, 2015, was $26.7 million, which includes $46.2 million of integration expenses and restructuring charges. Basic and diluted earnings per share for the quarter and full year were $0.63 and $1.67, respectively.

In the fourth quarter of 2015, net sales per shipping day decreased 7.5% from the prior year. In fiscal year 2015, net sales per shipping day decreased 6.0% from the prior year. Fiscal year 2015 had one less shipping day compared to the same period in the prior year.

“Strong program management of our integration and a benefit from fuel prices were significant drivers of our fourth quarter and full year financial results. Our healthy cash flow enabled us to decrease our debt over the past year and, despite the uncertain economic conditions before us, we plan to continue significant debt reduction throughout 2016,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation.

The Company plans for 2016 Adjusted EBITDA to be in the range of $185 to $195 million, which reflects the pacing of the next phase of synergy capture and the economic softness expected to continue throughout the year.

Veritiv Corporation will host a live conference call and webcast today, March 15, 2016, at 10 a.m. (ET) to discuss its fourth quarter and fiscal year 2015 financial results. All interested parties are invited to listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding GAAP and pro forma operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed.

When reviewing the reconciliations included for the non-GAAP measures, please note that certain information is presented on a pro forma basis. The pro forma information includes historical Unisource Worldwide, Inc. ("Unisource") results, other purchase accounting adjustments and adjustments for one-time costs as if the merger of the legacy xpedx business and UWW Holdings, Inc., the parent company of Unisource, had occurred on January 1, 2014.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta, is a leading North American business-to-business distributor of print, publishing, packaging, and facility solutions; and also a provider of logistics and supply chain management services. Serving customers in a wide range of industries, the Company has approximately 180 distribution centers throughout the U.S., Mexico and Canada, and employs approximately 8,800 team members worldwide that help shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and union disputes; loss of significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the Merger, our ability to integrate the xpedx business with the Unisource business, the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration, and our limited experience complying with the reporting and other requirements of a publicly traded company, including the Sarbanes-Oxley Act; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

Because the merger of the legacy xpedx distribution solutions business with that of UWW Holdings, Inc., the parent company of Unisource, occurred on July 1, 2014, please note the following when reviewing the Veritiv Statements of Operations, Balance Sheets, and Statements of Cash Flows included with this release:

•	The Veritiv Consolidated and Combined Statement of Operations for the year ended December 31, 2014 reflects the results of the legacy xpedx business for the full year presented and the legacy Unisource business from July 1, 2014.
•	The Veritiv Consolidated and Combined Statement of Cash Flows for the year ended December 31, 2014 reflects the results of the legacy xpedx business for the full year presented and the legacy Unisource business from July 1, 2014.

VERITIV CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$2,200.7	$2,379.8	$8,717.7	$7,406.5
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,804.3	1,988.6	7,160.3	6,180.9
Distribution expenses	131.8	136.8	521.8	426.2
Selling and administrative expenses	218.2	219.9	853.9	689.1
Depreciation and amortization	14.4	14.5	56.9	37.6
Merger and integration expenses	6.3	18.2	34.9	75.1
Restructuring charges	2.7	5.0	11.3	4.0
Operating income (loss)	23.0	(3.2)	78.6	(6.4)
Interest expense, net	7.2	7.2	27.0	14.0
Other expense (income), net	3.0	1.1	6.7	1.2
Income (loss) from continuing operations before income taxes	12.8	(11.5)	44.9	(21.6)
Income tax expense (benefit)	2.7	2.5	18.2	(2.1)
Income (loss) from continuing operations	10.1	(14.0)	26.7	(19.5)
Loss from discontinued operations, net of income taxes	-	-	-	(0.1)
Net income (loss)	$10.1	$(14.0)	$26.7	$(19.6)

Earnings (loss) per share:
Basic and diluted
Continuing operations	$0.63	$(0.88)	$1.67	$(1.61)
Discontinued operations	-	-	-	(0.01)
Basic and diluted earnings (loss) per share	$0.63	$(0.88)	$1.67	$(1.62)

Weighted average shares outstanding - basic and diluted	16.00	16.00	16.00	12.08

VERITIV CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash	$54.4	$57.6
Accounts receivable, less allowances of $33.3 and $39.0, respectively	1,037.5	1,115.1
Related party receivable	3.9	3.9
Inventories	720.6	673.2
Other current assets	108.8	109.3
Total current assets	1,925.2	1,959.1
Property and equipment, net	363.7	377.4
Goodwill	50.2	52.4
Other intangibles, net	30.2	36.1
Deferred income tax assets	73.3	105.6
Other non-current assets	34.3	43.9
Total assets	$2,476.9	$2,574.5
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$565.1	$589.8
Related party payable	10.7	11.0
Accrued payroll and benefits	120.5	111.1
Deferred income tax liabilities	-	21.1
Other accrued liabilities	100.4	100.5
Current maturities of long-term debt	2.8	3.8
Financing obligations to related party, current portion	14.7	13.8
Total current liabilities	814.2	851.1
Long-term debt, net of current maturities	800.5	855.0
Financing obligations to related party, less current portion	197.8	212.4
Defined benenfit pension obligations	28.7	36.3
Other non-current liabiliites	105.6	107.2
Total liabilities	1,946.8	2,062.0
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10 million shares authorized, none issued	-	-
Common stock, $0.01 par value, 100 million shares authorized, 16 million shares issued and outstanding	0.2	0.2
Additional paid-in capital	566.2	562.4
Accumulated deficit	(1.3)	(28.0)
Accumulated other comprehensive loss	(35.0)	(22.1)
Total shareholders' equity	530.1	512.5
Total liabilities and equity	$2,476.9	$2,574.5

VERITIV CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Year Ended December 31,
	2015	2014
Operating Activities
Net income (loss)	$26.7	$(19.6)
Loss from discontinued operations, net of income taxes	-	(0.1)
Income (loss) from continuing operations	26.7	(19.5)
Depreciation and amortization	56.9	37.6
Amortization of deferred financing fees	4.4	2.2
Net losses (gains) on sales of property and equipment	0.5	(2.3)
Goodwill and long-lived asset impairment charges	5.9	-
Provision for allowance for doubtful accounts	7.4	12.8
Deferred income tax provision (benefit)	14.9	(9.7)
Stock-based compensation	3.8	4.3
Other noncash items, net	2.0	1.6
Changes in operating assets and liabilities
Accounts receivable and related party receivable	53.4	(17.7)
Inventories	(62.0)	28.2
Other current assets	1.0	(21.8)
Accounts payable and related party payable	(8.4)	(44.5)
Accrued payroll and benefits	10.5	19.9
Other accrued liabilities	(7.1)	15.4
Other	3.1	(0.4)
Net cash provided by operating activities - continuing operations	113.0	6.1
Net cash used for operating activities - discontinued operations	-	(1.1)
Net cash provided by operating activities	113.0	5.0
Investing Activities
Net cash acquired in Merger	-	31.8
Property and equipment additions	(44.4)	(17.2)
Proceeds from asset sales	0.3	4.8
Other	-	0.5
Net cash (used for) provided by investing activities	(44.1)	19.9
Financing Activities
Net cash transfers to Parent	-	(60.3)
Change in book overdrafts	(5.8)	1.6
Transfer to Parent in connection with Spin-off	-	(432.8)
Repayment of Unisource Senior Credit Facility	-	(303.9)
Borrowings of long-term debt	4,661.9	3,142.2
Repayments of long-term debt	(4,708.9)	(2,294.4)
Payments under equipment capital lease obligations	(3.8)	(1.3)
Payments under financing obligations to related party	(13.8)	(6.8)
Deferred financing fees	-	(22.4)
Net cash provided by (used for) financing activities - continuing operations	(70.4)	21.9
Net cash provided by financing activities - discontinued operations	-	1.1
Net cash provided by (used for) financing activities	(70.4)	23.0
Effect of exchange rate changes on cash	(1.7)	4.0
Net change in cash	(3.2)	51.9
Cash at beginning of period	57.6	5.7
Cash at end of period	$54.4	$57.6
Supplemental Cash Flow Information
Cash paid for income taxes, net of refunds	$1.9	$2.0
Cash paid for interest	21.7	11.5
Non-Cash Investing and Financing Activities
Common stock issued in connection with Spin-off	$-	$277.9
Common stock issued in connection with Merger	-	284.7
Contingent liability associated with the Tax Receivable Agreement	-	58.8
Non-cash transfers to Parent	-	(26.0)
Non-cash additions to property and equipment	4.0	-

Non-GAAP Measures

We supplement our financial information prepared in accordance with GAAP certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, non-restructuring stock-based compensation expense, LIFO (income) expense, non-restructuring severance charges, non-restructuring asset impairment, gain on sale of joint venture, merger and integration expenses, loss from discontinued operations, net of income taxes, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement ("TRA") and certain other adjustments) because we believe investors commonly use Adjusted EBITDA as a key financial metric for valuing companies such as ours. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the ABL Facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA is not alternative measure of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following tables and related footnote for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions, unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014

Net income (loss)	$10.1	$(14.0)
Interest expense, net	7.2	7.2
Income tax expense	2.7	2.5
Depreciation and amortization	14.4	14.5
EBITDA	34.4	10.2
Restructuring charges	2.7	5.0
Non-restructuring stock-based compensation	0.8	-
LIFO expense	0.5	7.1
Non-restructuring severance charges	1.4	0.2
Non-restructuring asset impairments	2.1	-
Merger and integration expenses	6.3	18.2
Fair value adjustment on TRA contingent liability	2.0	1.7
Other	2.1	(2.1)
Adjusted EBITDA	$52.3	$40.3

Net sales	$2,200.7	$2,379.8

Adjusted EBITDA as a % of net sales	2.4%	1.7%

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions, unaudited)

		Year Ended December 31, 2014
	Year Ended December 31, 2015	Veritiv As Reported	Pro Forma Adjustments*	Veritiv Pro Forma
Net income (loss)	$26.7	$(19.6)	$(16.2)	$(35.8)
Interest expense, net	27.0	14.0	12.4	26.4
Income tax expense (benefit)	18.2	(2.1)	6.8	4.7
Depreciation and amortization	56.9	37.6	16.8	54.4
EBITDA	128.8	29.9	19.8	49.7
Restructuring charges	11.3	4.0	0.2	4.2
Non-restructuring stock-based compensation	3.8	4.0	0.1	4.1
LIFO (income) expense	(7.3)	6.3	1.3	7.6
Non-restructuring asset impairments	2.6	-	-	-
Non-restructuring severance charges	3.3	2.6	0.4	3.0
Gain on sale of joint venture	-	-	(6.6)	(6.6)
Merger and integration expenses	34.9	75.1	14.1	89.2
Fair value adjustment on TRA contingent liability	1.9	1.7	-	1.7
Other	2.7	(1.7)	2.3	0.6
Loss from discontinued operations, net of income taxes	-	0.1	-	0.1
Adjusted EBITDA / Pro Forma Adjusted EBITDA	$182.0	$122.0	$31.6	$153.6

Net sales	$8,717.7	$7,406.5	$1,907.6	$9,314.1

Adjusted EBITDA / Pro Forma Adjusted EBITDA as a % of net sales	2.1%	1.6%		1.6%

* Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2014, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger.

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451	Media: Ed Patterson, 770-391-8244